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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (No. 33-92824, 333-65361, 333-65359 and 333-65363) each on Form S-8 of Franklin
Financial Corporation of our report dated June 22, 1999, relating to the financial statements and related schedules for the Franklin Financial Employees Retirement Savings Plan as of and for the years ended December 31, 1998 and 1997, which report appears in Exhibit 99 of this Amendment No. 1 to the Annual Report on Form 10-KSB of Franklin Financial Corporation for the year ended December 31, 1998.


/s/ Heathcott & Mullaly, P.C.
Brentwood, Tennessee

June 25, 1999